Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:
Jeff Young	Tom Barth
Media Relations	Investor Relations
Akamai Technologies	Akamai Technologies
617-444-3913	617-274-7130
jyoung@akamai.com	tbarth@akamai.com

AKAMAI REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

•	Revenue of $541 million, up 14% year-over-year and up 18% adjusted for foreign exchange*

•	GAAP EPS of $0.37 per diluted share, down 8% year-over-year and down 2% adjusted for foreign exchange*

•	Non-GAAP EPS of $0.57 per diluted share, down 2% year-over-year and up 3% adjusted for foreign exchange*

CAMBRIDGE, Mass. – July 28, 2015 – Akamai Technologies, Inc. (NASDAQ: AKAM), the global leader in Content Delivery Network (CDN) services, today reported financial results for the second quarter ended June 30, 2015.

“Akamai delivered a solid second quarter with strong revenue growth across every geography and solution category, with particularly strong growth in our Cloud Security Solutions,” said Dr. Tom Leighton, Chief Executive Officer. “We are continuing to make major investments in innovation and the expansion of our platform to develop new products and to accommodate the potential for substantially increased OTT traffic in 2016.”

Akamai delivered the following results for the second quarter ended June 30, 2015:

Revenue: Revenue was $541 million, a 14% increase over second quarter 2014 revenue of $476 million and an 18% increase when adjusted for foreign exchange*.

Revenue by Solution Category:

•	Media Delivery Solutions revenue was $244 million, up 12% year-over-year and up 17% when adjusted for foreign exchange*

•
Performance and Security Solutions revenue was $256 million, up 15% year-over-year and up 19% when adjusted for foreign exchange*, which includes Cloud Security Solutions revenue of $61 million, up 39% year-over-year and up 44% when adjusted for foreign exchange*

•	Service and Support Solutions revenue was $41 million, up 14% year-over-year and up 18% when adjusted for foreign exchange*

Revenue by Geography:

•	U.S. revenue was $399 million, a 16% increase over second quarter 2014

•	International revenue was $142 million, a 7% increase over second quarter 2014 and a 22% increase when adjusted for foreign exchange*

Income from operations: GAAP income from operations was $106 million, a decrease over second quarter 2014 GAAP income from operations of $112 million. GAAP operating margin for the second quarter of 2015 was 20%, down four percentage points from the same period last year.

Non-GAAP income from operations* was $150 million, a decrease from $156 million in the second quarter 2014. Non-GAAP operating margin* for the second quarter of 2015 was 28%, down five percentage points from the same period last year.

Net income: GAAP net income was $67 million, an 8% decrease over second quarter 2014 GAAP net income of $73 million. Non-GAAP net income* was $102 million, a 3% decrease over second quarter 2014 non-GAAP net income of $106 million.

EPS: GAAP EPS was $0.37 per diluted share, an 8% decrease over second quarter 2014 GAAP EPS of $0.40, and down 2% when adjusted for foreign exchange*.

Non-GAAP EPS was $0.57 per diluted share, a 2% decrease over second quarter 2014 non-GAAP EPS of $0.58 and up 3% when adjusted for foreign exchange*.

Adjusted EBITDA*: Adjusted EBITDA was $214 million, up from $204 million in the second quarter of 2014. Adjusted EBITDA margin* for the second quarter of 2015 was 40%, down three percentage points from the same period last year.

Other second quarter 2015 results included:

•	Cash from operations was $264 million, or 49% of revenue

•	Cash, cash equivalents and marketable securities as of June 30, 2015 was $1.5 billion

•	The Company spent $63 million to repurchase 0.9 million shares of its common stock at an average price of $74.12 per share

•	The Company had approximately 179 million shares of common stock outstanding as of June 30, 2015

*See Use of Non-GAAP Financial Measures below for definitions.

Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-877-703-6102 (or 1-857-244-7301 for international calls) and using passcode No. 86468839. A live webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 51036774.

About Akamai
As the global leader in Content Delivery Network (CDN) services, Akamai makes the Internet fast, reliable and secure for its customers. The company’s advanced web performance, mobile performance, cloud security and media delivery solutions are revolutionizing how businesses optimize consumer, enterprise and entertainment experiences for any device, anywhere. To learn how Akamai solutions and its team of Internet experts are helping businesses move faster forward, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$257,448	$238,650
Marketable securities	386,055	519,642
Accounts receivable, net	342,930	329,578
Prepaid expenses and other current assets	119,365	128,981
Deferred income tax assets	45,678	45,704
Current assets	1,151,476	1,262,555
Property and equipment, net	704,571	601,591
Marketable securities	881,452	869,992
Goodwill and acquired intangible assets, net	1,301,677	1,183,706
Deferred income tax assets	1,890	1,955
Other assets	90,039	81,747
Total assets	$4,131,105	$4,001,546
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and accrued expenses	$290,684	$282,098
Other current liabilities	57,558	51,913
Current liabilities	348,242	334,011
Deferred income tax liabilities	38,833	39,299
Convertible senior notes	614,484	604,851
Other liabilities	84,234	78,050
Total liabilities	1,085,793	1,056,211
Stockholders' equity	3,045,312	2,945,335
Total liabilities and stockholders' equity	$4,131,105	$4,001,546

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended			Six Months Ended
(in thousands, except per share data)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenue	$540,723	$526,536	$476,035	$1,067,259	$929,537
Costs and operating expenses:
Cost of revenue (1) (2)	179,910	169,294	149,318	349,204	288,930
Research and development (1)	36,693	35,828	32,052	72,521	60,286
Sales and marketing (1)	111,501	103,479	91,462	214,980	172,527
General and administrative (1) (2)	99,152	89,592	81,880	188,744	158,041
Amortization of acquired intangible assets	6,752	6,780	8,403	13,532	15,251
Restructuring charges	455	42	569	497	1,304
Total costs and operating expenses	434,463	405,015	363,684	839,478	696,339
Income from operations	106,260	121,521	112,351	227,781	233,198
Interest income	2,541	3,001	1,740	5,542	3,379
Interest expense	(4,678)	(4,576)	(4,516)	(9,254)	(6,457)
Other expense, net	(1,605)	(301)	(899)	(1,906)	(1,780)
Income before provision for income taxes	102,518	119,645	108,676	222,163	228,340
Provision for income taxes	35,318	41,899	35,790	77,217	82,654
Net income	$67,200	$77,746	$72,886	$144,946	$145,686

Net income per share:
Basic	$0.38	$0.44	$0.41	$0.81	$0.82
Diluted	$0.37	$0.43	$0.40	$0.80	$0.80

Shares used in per share calculations:
Basic	178,682	178,545	178,081	178,614	178,393
Diluted	180,738	180,825	180,841	180,782	181,439

(1) Includes stock-based compensation (see supplemental table for figures)
(2) Includes depreciation and amortization (see supplemental table for figures)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Cash flows from operating activities:
Net income	$67,200	$77,746	$72,886	$144,946	$145,686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,989	70,460	58,712	144,449	112,228
Stock-based compensation	32,251	29,669	31,678	61,920	56,792
Excess tax benefits from stock-based compensation	(9,609)	(13,128)	(4,483)	(22,737)	(19,661)
(Benefit) provision for deferred income taxes	(24,580)	8,305	20,180	(16,275)	21,840
Amortization of debt discount and issuance costs	4,677	4,576	4,516	9,253	6,457
Other non-cash reconciling items, net	703	443	893	1,146	1,195
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	18,260	(32,552)	(23,117)	(14,292)	(41,254)
Prepaid expenses and other current assets	13,839	(1,817)	7,963	12,022	(12,998)
Accounts payable and accrued expenses	84,376	(52,703)	43,970	31,673	21,459
Deferred revenue	76	6,947	(409)	7,023	4,750
Other current liabilities	157	42	132	199	1,419
Other non-current assets and liabilities	2,684	1,741	(12,697)	4,425	(8,666)
Net cash provided by operating activities	264,023	99,729	200,224	363,752	289,247
Cash flows from investing activities:
Cash paid for acquired businesses, net of cash acquired	(106,883)	(16,062)	115	(122,945)	(386,532)
Purchases of property and equipment and capitalization of internal-use software development costs	(96,013)	(137,069)	(70,519)	(233,082)	(154,525)
Purchases of short- and long-term marketable securities	(308,685)	(97,304)	(204,648)	(405,989)	(863,591)
Proceeds from sales and maturities of short- and long-term marketable securities	222,030	307,655	138,152	529,685	538,122
Other non-current assets and liabilities	(1,827)	(82)	2,860	(1,909)	2,028
Net cash (used in) provided by investing activities	(291,378)	57,138	(134,040)	(234,240)	(864,498)

AKAMAI TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Cash flows from financing activities:
Proceeds from the issuance of convertible senior notes, net	—	—	(868)	—	678,735
Proceeds from the issuance of warrants	—	—	—	—	77,970
Payment for bond hedge	—	—	—	—	(101,292)
Repayment of acquired debt and capital leases	—	—	—	—	(17,862)
Proceeds from the issuance of common stock under stock plans	12,072	24,440	13,670	36,512	57,999
Excess tax benefits from stock-based compensation	9,609	13,128	4,483	22,737	19,661
Employee taxes paid related to net share settlement of stock-based awards	(8,253)	(31,101)	(7,977)	(39,354)	(34,248)
Repurchases of common stock	(63,388)	(62,680)	(71,344)	(126,068)	(187,491)
Other non-current assets and liabilities	(1,250)	—	—	(1,250)	—
Net cash (used in) provided by financing activities	(51,210)	(56,213)	(62,036)	(107,423)	493,472
Effects of exchange rate changes on cash and cash equivalents	3,456	(6,747)	1,291	(3,291)	2,053
Net (decrease) increase in cash and cash equivalents	(75,109)	93,907	5,439	18,798	(79,726)
Cash and cash equivalents at beginning of period	332,557	238,650	248,726	238,650	333,891
Cash and cash equivalents at end of period	$257,448	$332,557	$254,165	$257,448	$254,165

AKAMAI TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS, NET INCOME AND ADJUSTED EBITDA

	Three Months Ended			Six Months Ended
(in thousands, except per share data)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Income from operations	$106,260	$121,521	$112,351	$227,781	$233,198
GAAP operating margin	20%	23%	24%
Amortization of acquired intangible assets	6,752	6,780	8,403	13,532	15,251
Stock-based compensation	32,251	29,669	31,678	61,920	56,792
Amortization of capitalized stock-based compensation and capitalized interest expense	3,636	3,108	2,034	6,744	3,962
Other operating expenses(1)	1,439	1,709	1,361	3,148	5,488
Operating adjustments	44,078	41,266	43,476	85,344	81,493
Non-GAAP income from operations	$150,338	$162,787	$155,827	$313,125	$314,691
Non-GAAP operating margin	28%	31%	33%	29%	34%

Net income	$67,200	$77,746	$72,886	$144,946	$145,686
Operating adjustments (from above)	44,078	41,266	43,476	85,344	81,493
Amortization of debt discount and issuance costs	4,678	4,576	4,516	9,254	6,457
Loss on investments	—	25	393	25	393
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	(13,788)	(12,437)	(15,721)	(26,225)	(23,562)
Non-GAAP net income	102,168	111,176	105,550	213,344	210,467

Depreciation and amortization	63,601	60,572	48,275	124,173	93,015
Interest income	(2,541)	(3,001)	(1,740)	(5,542)	(3,379)
Other expense, net	1,605	276	506	1,881	1,387
Provision for GAAP income taxes	35,318	41,899	35,790	77,217	82,654
Income tax-effect of above non-GAAP adjustments and certain discrete tax items	13,788	12,437	15,721	26,225	23,562
Adjusted EBITDA	$213,939	$223,359	$204,102	$437,298	$407,706
Adjusted EBITDA margin	40%	42%	43%	41%	44%

Non-GAAP net income per share:
Basic	$0.57	$0.62	$0.59	$1.19	$1.18
Diluted	$0.57	$0.61	$0.58	$1.18	$1.16

Shares used in non-GAAP per share calculations:
Basic	178,682	178,545	178,081	178,614	178,393
Diluted	180,738	180,825	180,841	180,782	181,439

(1) Other operating expenses excluded from non-GAAP results include: acquisition-related costs, restructuring charges and certain legal matter costs. See the non-GAAP adjustment definitions below for additional information.

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY SOLUTION CATEGORY

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenue by solution category
Media Delivery Solutions	$243,503	$241,842	$217,600	$485,345	$433,489
Performance and Security Solutions	256,039	244,982	222,162	501,021	424,341
Service and Support Solutions	41,181	39,712	36,273	80,893	71,707
Total revenue	$540,723	$526,536	$476,035	$1,067,259	$929,537
Cloud Security Solutions revenue	$60,973	$55,040	$43,724	$116,013	$73,887

Revenue growth rates year-over-year(1):
Media Delivery Solutions	12%	12%	21%	12%	20%
Performance and Security Solutions	15	21	31	18	30
Service and Support Solutions	14	12	24	13	30
Total revenue	14%	16%	26%	15%	25%
Cloud Security Solutions revenue growth rates	39%	82%		57%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1)(2):
Media Delivery Solutions	17%	16%	20%	16%	20%
Performance and Security Solutions	19	25	30	22	30
Service and Support Solutions	18	16	24	17	30
Total revenue	18%	20%	25%	19%	24%
Cloud Security Solutions revenue growth rates(2)	44%	87%		62%

AKAMAI TECHNOLOGIES, INC.
SUPPLEMENTAL REVENUE DATA BY GEOGRAPHY

	Three Months Ended			Six Months Ended
(in thousands)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenue by geography
U.S.	$399,103	$388,973	$343,228	$788,076	$668,412
International	141,620	137,563	132,807	279,183	261,125
Total revenue	$540,723	$526,536	$476,035	$1,067,259	$929,537

Revenue growth rates year-over-year(1):
U.S.	16%	20%	25%	18%	24%
International	7	7	27	7	26
Total revenue	14%	16%	26%	15%	25%

Revenue growth rates year-over-year, adjusted for the impact of foreign exchange rates(1)(2):
U.S.	16%	20%	25%	18%	24%
International	22	21	24	21	25
Total revenue	18%	20%	25%	19%	24%

(1) Growth rates for the six months ended June 30, 2014 exclude the impact of revenue from the Advertising Decision Solutions (ADS) business that was divested during the three months ended March 31, 2013
(2) See Use of Non-GAAP Financial Measures below for a definition

AKAMAI TECHNOLOGIES, INC.
OTHER SUPPLEMENTAL FINANCIAL DATA

	Three Months Ended			Six Months Ended
(in thousands, except end of period statistics)	June 30, 2015	March 31, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Stock-based compensation:
Cost of revenue	$3,502	$3,163	$3,076	$6,665	$5,871
Research and development	6,009	5,366	5,061	11,375	9,538
Sales and marketing	12,847	12,983	12,796	25,830	23,328
General and administrative	9,893	8,157	10,745	18,050	18,055
Total stock-based compensation	$32,251	$29,669	$31,678	$61,920	$56,792

Depreciation and amortization:
Network-related depreciation	$50,145	$48,988	$38,496	$99,133	$75,161
Other depreciation and amortization	13,456	11,584	9,779	25,040	17,854
Depreciation of property and equipment	63,601	60,572	48,275	124,173	93,015
Capitalized stock-based compensation amortization	3,435	2,952	2,016	6,387	3,944
Capitalized interest expense amortization	201	156	18	357	18
Amortization of acquired intangible assets	6,752	6,780	8,403	13,532	15,251
Total depreciation and amortization	$73,989	$70,460	$58,712	$144,449	$112,228

Capital expenditures(1):
Purchases of property and equipment	$76,492	$89,129	$50,963	$165,621	$110,246
Capitalized internal-use software development costs	30,835	33,983	28,265	64,818	52,966
Capitalized stock-based compensation	4,471	4,144	3,943	8,615	7,727
Capitalized interest expense	619	675	597	1,294	834
Total capital expenditures	$112,417	$127,931	$83,768	$240,348	$171,773

Net increase (decrease) in cash, cash equivalents and marketable securities	$9,816	$(113,145)	$73,001	$(103,329)	$245,480

End of period statistics:
Number of employees	5,733	5,409	4,558
Number of deployed servers	189,136	175,094	154,079

(1) See Use of Non-GAAP Financial Measures below for a definition

Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai provides additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Management uses non-GAAP financial measures, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate Akamai's financial performance. These non-GAAP financial measures are non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA margin, capital expenditures, revenue adjusted for ADS divestiture and impact of foreign currency exchange rates, as discussed below.

Management believes that these non-GAAP financial measures reflect Akamai's ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains that may be infrequent, unusual in nature or not reflective of Akamai's ongoing operating results. Management also believes that these non-GAAP financial measures enable investors to evaluate Akamai's operating results and future prospects in the same manner as management. These non-GAAP financial measures may also facilitate comparing financial results across accounting periods and to those of peer companies.

The non-GAAP financial measures do not replace the presentation of Akamai's GAAP financial results and should only be used as a supplement to, not as a substitute for, Akamai's financial results presented in accordance with GAAP. Akamai has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. This reconciliation captioned “Reconciliation of GAAP to Non-GAAP Financial Measures” can be found on the Investor Relations section of Akamai's website.

The non-GAAP adjustments, and Akamai's basis for excluding them from non-GAAP financial measures, are outlined below:

•
Amortization of acquired intangible assets – Akamai has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions Akamai has made. The amount of an acquisition's purchase price allocated to intangible assets and term of its related amortization can vary significantly and are unique to each acquisition; therefore, Akamai excludes amortization of acquired intangible assets from its non-GAAP financial measures to provide investors with a consistent basis for comparing pre- and post-acquisition operating results.

•
Stock-based compensation and amortization of capitalized stock-based compensation – Although stock-based compensation is an important aspect of the compensation paid to Akamai's employees and executives, the grant date fair value varies based on the stock price at the time of grant, varying valuation methodologies, subjective assumptions and the variety of award types. This makes the comparison of Akamai's current financial results to previous and future periods difficult to interpret; therefore, Akamai believes it is useful to exclude stock-based compensation and amortization of capitalized stock-based compensation from its non-GAAP financial measures in order to highlight the performance of Akamai's core business and to be consistent with the way investors evaluate its performance and compare its operating results to peer companies.

•
Acquisition-related costs – Acquisition-related costs include transaction fees, due diligence costs and other direct costs associated with strategic activities. In addition, subsequent adjustments to Akamai's initial estimated amounts of contingent consideration and indemnification associated with specific acquisitions are included within acquisition-related costs. These amounts are impacted by the timing and size of the acquisitions. Akamai excludes acquisition-related costs from its non-GAAP financial measures to provide a useful comparison of Akamai's operating results to prior periods and to its peer companies because such amounts vary significantly based on the magnitude of the acquisition transactions.

•
Restructuring charges – Akamai has incurred restructuring charges that are included in its GAAP financial statements, primarily related to workforce reductions and estimated costs of exiting facility lease commitments. Akamai excludes these items from its non-GAAP financial measures when evaluating its continuing business performance as such items are not consistently recurring and do not reflect expected future operating expense, nor provide meaningful insight into the fundamentals of current or past operations of its business.

•
Amortization of debt discount and issuance costs and amortization of capitalized interest expense – In February 2014, Akamai issued $690 million of convertible senior notes due 2019 with a coupon interest rate of 0%. The imputed interest rate of the convertible senior notes was approximately 3.2%. This is a result of the debt discount recorded for the conversion feature that is required to be separately accounted for as equity, thereby reducing the carrying value of the convertible debt instrument. The debt discount is amortized as interest expense together with the issuance costs of the debt which are recorded as an asset in the consolidated balance sheet. All of Akamai's interest expense is comprised of these non-cash components and is excluded from management's assessment of the company's operating performance because management believes the non-cash expense is not indicative of ongoing operating performance.

•
Loss on investments and legal matters – Akamai has incurred losses from the impairment of certain investments and the settlement of legal matters. In addition, Akamai has incurred costs with respect to its internal investigation relating to sales practices in a country outside the U.S. Akamai believes excluding these amounts from its non-GAAP financial measures is useful to investors as the types of events giving rise to them occur infrequently and are not representative of Akamai's core business operations.

•
Income tax effect of non-GAAP adjustments and certain discrete tax items – The non-GAAP adjustments described above are reported on a pre-tax basis. The income tax effect of non-GAAP adjustments is the difference between GAAP and non-GAAP income tax expense. Non-GAAP income tax expense is computed on non-GAAP pre-tax income (GAAP pre-tax income adjusted for non-GAAP adjustments) and excludes certain discrete tax items (such as recording or release of valuation allowances), if any. Akamai believes that applying the non-GAAP adjustments and their related income tax effect allows Akamai to highlight income attributable to its core operations.

Akamai's definitions of its non-GAAP financial measures are outlined below:

Non-GAAP income from operations – GAAP income from operations adjusted for the following items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; other operating expenses (comprised of acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S); and other non-recurring or unusual items that may arise from time to time.

Non-GAAP operating margin – Non-GAAP income from operations stated as a percentage of revenue.

Non-GAAP net income – GAAP net income adjusted for the following tax-affected items: amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; other operating expenses (comprised of acquisition-related costs, restructuring charges, benefit from adoption of software development activities, gains and other activity related to divestiture of a business, gains and losses on legal settlements, and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S.); loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Non-GAAP net income per share – Non-GAAP net income divided by basic weighted average or diluted common shares outstanding. Basic weighted average shares outstanding are those used in GAAP net income per share calculations. Diluted weighted average shares outstanding are adjusted in non-GAAP per share calculations for the shares that would be delivered to Akamai pursuant to the note hedge transaction entered into in connection with the issuance of $690 million of convertible senior notes due 2019. Under GAAP, shares delivered under hedge transactions are not considered offsetting shares in the fully-diluted share calculation until they are delivered. However, the company would receive a benefit from the note hedge transaction and would not allow the dilution to occur, so management believes that adjusting for this benefit provides a meaningful view of net income per share. Until Akamai's weighted average stock price is greater than $89.56, the initial conversion price, there will be no difference between GAAP and non-GAAP diluted weighted average common shares outstanding.

Adjusted EBITDA – GAAP net income excluding the following items: interest income; income taxes; depreciation and amortization of tangible and intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; other operating expenses (comprised of acquisition-related costs; restructuring charges; benefit from adoption of software development activities; gains and other activity related to divestiture of a business; gains and losses on legal settlements; and costs incurred with respect to Akamai's internal investigation relating to sales practices in a country outside the U.S.); foreign exchange gains and losses; loss on early extinguishment of debt; amortization of debt discount and issuance costs; amortization of capitalized interest expense; certain gains and losses on investments; and other non-recurring or unusual items that may arise from time to time.

Adjusted EBITDA margin – Adjusted EBITDA stated as a percentage of revenue.

Capital expenditures – Purchases of property and equipment, capitalization of internal-use software development costs, capitalization of stock-based compensation and capitalization of interest expense.

Revenue, adjusted for ADS divestiture – Revenue excluding the impact of Akamai's Advertising Decision Solutions (ADS) divestiture.

Impact of Foreign Currency Exchange Rates – Revenue and earnings from international operations have historically been an important contributor to Akamai's financial results. Consequently, Akamai's financial results have been impacted, and management expects they will continue to be impacted, by fluctuations in foreign currency exchange rates. For example, when the local currencies of Akamai's foreign subsidiaries weaken, consolidated results stated in U.S. dollars are negatively impacted.

Because exchange rates are a meaningful factor in understanding period-to-period comparisons, management believes the presentation of the impact of foreign currency exchange rates on revenue and earnings enhances the understanding of financial results and evaluation of performance in comparison to prior periods. The information presented is calculated by translating current period results using the same average foreign currency exchange rates per month from the comparative period.

Akamai Statement Under the Private Securities Litigation Reform Act
This release contains information about future expectations, plans and prospects of Akamai's management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements about future business plans and opportunities. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, effects of increased competition including potential failure to maintain the prices we charge for our services and loss of significant customers; failure of the markets we address or plan to address to develop as we expect or at all; inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues; a failure of Akamai's services or network infrastructure; delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities or failure of such solutions to operate as expected, and other factors that are discussed in the Company's Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai's expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai's expectations or beliefs as of any date subsequent to the date of this press release.